Exhibit 4.2

E*TRADE FINANCIAL CORPORATION
FIXED-TO-FLOATING RATE NON-CUMULATIVE PERPETUAL PREFERRED
STOCK, SERIES A
(GLOBAL SECURITY)

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

[FACE OF SECURITY]
Certificate Number [ ]		[ ] Shares

	CUSIP NO.	[ ]
	ISIN NO.	[ ]

Certificate Evidencing

Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A

of

E*TRADE Financial Corporation

(Liquidation Preference $1,000 per share)

E*TRADE Financial Corporation, a Delaware corporation (the “Company”), hereby certifies that [            ] (the “Holder”) is the registered owner of [            ] shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share, liquidation preference $1,000 per share, of the Company (the “Series A Preferred Stock”). Shares of Series A Preferred Stock are transferable on the books and records of the Company, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer.

This certificate is not valid unless countersigned and registered by The Bank of New York Mellon Trust Company, N.A. (or its successors) in its role as Transfer Agent (the “Transfer Agent”) and Registrar (the “Registrar”).

IN WITNESS WHEREOF, E*TRADE Financial Corporation has executed this certificate this [            ] day of [            ], [            ].

E*TRADE Financial Corporation

By:
Name:
Title:

By:
Name:
Title:

Countersigned and Registered

The Bank of New York Mellon Trust Company, N.A.

By:
Name:
Title:

[Signature Page to Preferred Stock Certificate]

[REVERSE OF SECURITY]

E*TRADE FINANCIAL CORPORATION

E*TRADE Financial Corporation (the “Company”) will furnish, without charge to each stockholder who so requests, a copy of the certificate of designations establishing the powers, preferences and relative, participating, optional or other special rights of each class of stock of the Company or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights applicable to each class of stock of the Company or series thereof. Such information may be obtained by a request in writing to the Secretary of the Company at its principal place of business.

This certificate and the share or shares represented hereby are issued and shall be held subject to all of the provisions of the Company’s Amended and Restated Certificate of Incorporation, as amended, and the Certificate of Designations of Preferences and Rights of the Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A (copies of which are on file with the Transfer Agent), to all of which the holder, by acceptance hereof, assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common
TEN ENT –	as tenants by the entireties
JT TEN –	as joint tenants with rights of survivorship and not as tenants in common
UNIF GIFT MIN ACT –		Custodian
	(Cust)		(Minor)

under Uniform Gift to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Series A Preferred Stock Certificate to:

(Please Insert Social Security or Other Identifying Number of Assignee)

(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

Shares of the Series A Preferred Stock represented by the within certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

	NOTICE:	The Signature to this Assignment Must Correspond with the Name As Written Upon the Face of the Certificate in Every Particular, Without Alteration or Enlargement or Any Change Whatever.

SIGNATURE GUARANTEED

(Signature Must Be Guaranteed by a Member
of a Medallion Signature Program)

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL SECURITY

This Global Security initially represents [           ] shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A of E*TRADE Financial Corporation. The following increases or decreases in this Global Security have been made:

Date	Amount of decrease in shares of this Global Security	Amount of increase in shares of this Global Security	Number of Shares of this Global Security following such decrease or increase	Signature of authorized signatory of Transfer Agent and Registrar